BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11
   COMPUTATION OF EARNINGS PER SHARE

                                                       For The Three
                                                       Months Ended
                                                         March 31,

                                                   1993             1992
                                              (In thousands except per share
                                                           data)

    Net earnings per common and common
     equivalent share:

      Weighted average number of shares of
       Common Stock, Class A Common Stock
       and Class B Common Stock outstanding         27,095          27,292

      Additional shares assuming exercise of
       dilutive stock options - based on
       treasury stock method using average
       market price                                    117             117
                                                   -------         -------
      AVERAGE NUMBER OF COMMON AND COMMON
       EQUIVALENT SHARES                            27,212          27,409
                                                   =======         =======

      Net earnings                                 $15,431         $13,898
                                                   =======         =======

      Net earnings per common and common
       equivalent share                            $  0.57         $  0.51
                                                   =======         =======

    Net earnings per common share assuming
     full dilution:

      Weighted average shares outstanding           27,095          27,292

      Additional shares assuming exercise
       of dilutive stock options - based on
       the treasury stock method using the
       month-end price if higher than the
       average market price                            117             118
                                                   -------         -------
      FULLY-DILUTED AVERAGE NUMBER OF
       COMMON AND COMMON EQUIVALENT SHARES          27,212          27,410
                                                   =======         =======
      Net earnings                                 $15,431         $13,898
                                                   =======         =======

      Net earnings per common and common
       equivalent share                            $  0.57         $  0.51
                                                   =======         =======